Exhibit 10.1

[Company letterhead]

December 31, 2018

Karen Weaver

c/o HDD, LLC dba Truett Hurst

125 Foss Creek Circle

Healdsburg, CA 95448

Re:	Amendment of Offer Letter

Dear Karen:

Reference is made to your offer letter from HDD, LLC dba Truett Hurst (the “Company”), dated November 21, 2017 (as amended, the “Offer Letter”). This letter sets forth our agreement to further amend the Offer Letter as set forth below. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Offer Letter.

Effective immediately, the Severance section of the Offer Letter is hereby amended and restated in its entirety as follows:

“If your employment is terminated by the Company without Cause at any time before March 31, 2019, subject to your providing a release of claims in a form acceptable to the Company, you will be entitled to receive a lump sum payment equal to (i) the amount of the base salary you would have been entitled to receive during the period from the date of such termination of your employment through March 31, 2019 if your employment with the Company had continued through March 31, 2019 and (ii) an additional six months of base salary ($120,000.00), such payment to be made on the thirtieth (30th) day following your termination. For this purpose, “Cause” has the meaning given to such term in the Truett-Hurst, Inc. 2012 Stock Incentive Plan as currently in effect. All compensation provided herein is subject to applicable tax withholding.”

Except as expressly set forth herein, the Offer Letter shall remain in full force and effect in accordance with its current terms. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If this letter agreement accurately sets forth our understanding with respect to the foregoing matters, please indicate your acceptance by signing this letter and returning it to the undersigned. This letter agreement shall be a binding agreement between the Company and you. A duplicate copy of this letter agreement is included for your records with the Company.

HDD, LLC dba Truett Hurst

By:
Its:

Accepted and Agreed:

Karen Weaver

Date: December 31, 2018